Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) made and entered into as of August 24, 2011, by and among, Silverhill Management Services, Inc., a Delaware corporation (hereinafter referred to as the (“Company”), Emily Lussier (the “Control Stockholder”) Fuel Doctor, LLC, a California limited liability Company (“FDLLC”), Mark H. Soffa (“Soffa”), one of the holders of the membership interests in FDLLC (such holders being referred to hereinafter singly as a “Member,” and collectively as the “Members”).

RECITALS

WHEREAS, the Control Stockholder own a total of 3,485,000 restricted shares (“Control Stock”) of the Company’s common stock (“Common Stock”),which 3,485,000 shares were not included in the Company’s Registration Statement on Form S-1 number 333-161052 ordered effective August 5, 2010 (the “Registration Statement”); and

WHEREAS, all share numbers stated herein do not assume the completion of a 4.3 for 1 stock split in the nature of a stock dividend by the Company to be affected after the Closing hereunder;

WHEAREAS, the Control Shareholder has owned 390,000 additional shares of the Company’s common stock that are not subject to this Agreement; and

WHEREAS, the parties are willing to enter into a transaction whereunder (i) the Control Shareholder surrenders the Control Shares to the Company for cancellation; (ii) the Control Shareholder elects the present management of FDLLC as the officers and directors of the Company and resigns from her positions as such, (iii) the Members exchange their membership interests in FDLLC (“Interests”) for shares in the Company so that FDLLC becomes a wholly owned subsidiary of the Company;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.

CANCELLATION AND ISSUANCE OF SHARES

1.1

Shares Being Cancelled  Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the “Closing”), the Control Stockholders surrender all of the Control Shares to the Company and they shall revert to the status of authorized, but unissued shares..

1.2

Shares being Issued.  Subject to the terms and conditions of this Agreement, the Members shall transfer their Interests to the Company for a total of 9,347,000 post split shares of Common Stock, which shares shall constitute approximately 75% of the shares of Common Stock outstanding after the consummation of all of the transactions described herein.  It shall be a condition to closing that at least 98% of the Interests are transferred to the Company.  Said 9,347,000 post split shares shall be apportioned proportionately among the Members of FDLLC.

2.

THE CLOSING

2.1

Time and Place.  The closing of the transactions contemplated by this Agreement shall be held at the offices of Frank J Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, NY 10607, at 10:00 a.m. on August 24, 2011, or on such other date and at such other time and place as the parties may agree upon in writing (the “Closing”).  The Closing need not be one in which every party hereto is physically present but may be one in which all documents and instrument necessary to close the transactions provided for in or contemplated by this Agreement are transmitted among the parties by means of ordinary or express mails.

2.2

Deliveries by the Control Stockholder.  At the Closing, the Control Stockholder shall deliver the certificate(s) for the Control Shares duly endorsed or accompanied by stock powers duly executed in blank or otherwise in form acceptable for transfer on the books of the Company.  .  Moreover, the Control Stockholder shall deliver or cause to be delivered the following items:

(a)

An unanimous written consent of directors (in form satisfactory to FDLLC) authorizing the execution and performance of this Agreement, expanding the Company’s Board of Directors as FDLLC shall direct, and electing such nominees to fill the resulting newly created vacancies on such Board as FDLLC shall direct, after which time the Control Stockholder shall deliver a letter of resignation whereby she resigns from her seat on such Board and from each and every office that she holds with the Company; and

(b)

The Company’s minute book, and all records and documents relating to the Company, wherever located, including, but not limited to, all books, records, supplier and customer lists and files, government filings, Tax Returns, consent decrees, orders, correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company; and

(c)

All EDGAR codes necessary for the Company to make electronic filings with the U.S. Securities and Exchange Commission.

2.3

Deliveries by the Members.  At the Closing, each Member shall deliver the certificate(s) for the Control Shares duly endorsed or accompanied by stock powers duly executed in blank or otherwise in form acceptable for transfer on the books of the Company.

2.4

Deliveries by the Company.  At the Closing, the Company shall deliver signed assignment documents (in form satisfactory to the Company) transferring to the Company full right, title and interest in and to all of such Member’s Interests.

3.

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE CONTROL STOCKHOLDER

The Control Stockholder represents and warrants to each Member and FDLLC as follows:

3.1

Title.  The Control Stockholder owns 3,875,000 shares of Common Stock, and shall transfer to the Company at the Closing good and valid title to the Control Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.  The Control Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

3.2

Valid and Binding Agreement.  The Control Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein.  This Agreement has been duly executed and delivered by the Control Stockholder and constitutes the valid and binding obligation of the Control Stockholder, enforceable in accordance with its terms.

3.3

Non-contravention.  The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Control Stockholder is a party or by which the Control Stockholder or the Control Stockholder’s property is bound, or to the knowledge of the Control Stockholder any existing applicable law, rule, regulation, judgment, or court order.  The Control Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4     Accurate Information.  To the best of such Control Shareholder’s knowledge, after due investigation, the information filed by the Company pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and the Securities and Exchange Act of 1934, as amended (the “1934 Act”) is true accurate and complete and does not omit any facts, necessary to make such documents not misleading.

4.

REPRESENTATIONS AND WARRANTIES OF SOFFA.

Soffa represents and warrants to the Company and the Controlling Shareholder (as to Soffa’s self only) as follows:

4.1

Authority.  Soffa has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  This Agreement constitutes the valid and binding obligation of Soffa, enforceable in accordance with its terms.

4.2

No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of any agreement, contract, lease, license or instrument to which Soffa is a party or by which it or any of his properties or assets are bound, or any judgment, decree, order, or writ by which Soffa is bound or to which it or any of his properties or assets are subject.

4.3

Consent.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Soffa in connection with the execution and delivery of this Agreement or the consummation by Soffa of the transactions contemplated herein.

5.

REPRESENTATIONS AND WARRANTIES OF THE CONTORL SHAREHOLDER REGARDING THE COMPANY

The Control Shareholder represents and warrants to each Member and FDLLC as follows:

5.1

Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

5.2

Organization.

5.2(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

5.2(b)

The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Delaware, and the bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which will be delivered to FDLLC for examination prior to the Closing, are complete and correct copies of the Articles of Incorporation and bylaws of the Company in effect on the date hereof.  All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company, which will be delivered to FDLLC’s present management for examination prior to the Closing, and no minutes or actions in writing without a meeting will be included in such minute book since delivery to FDLLC’s present management will also be delivered at Closing.  The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

5.3

Capitalization.

5.3(a)

The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $0.0001 par value, of which 12,473,600 post split shares are issued and outstanding upon completion of the transactions described herein and 10,000,000 shares of Preferred Stock, $0.0001 par value, of which there are no shares issued and outstanding or designated.  All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Company’s charter documents or bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and Federal securities laws.  The Common Stock to be issued to the Members pursuant to this Agreement will (when issued in accordance with this Agreement) be duly and validly authorized and issued and fully paid and non-assessable, and will not be issued in violation of the pre-emptive rights of any current stockholder.

5.3(b)

There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.  .  There is not any compensation plan applicable to any of the officers, directors, or employees of the Company under which compensation accrued or payable is determined, in whole or in part, by reference to Common Stock.  There are no agreements or commitments obligating the Company to repurchase or otherwise acquire any Common Stock.

5.4

Equity Investments.  The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business entity.

5.5

Financial Statements.  The Company has delivered to FDLLC copies of its audited balance sheet for the fiscal year ended December 31, 2010 and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2010 together with appropriate notes to such financial statements, a copy of which is included in the Annual Report on Form 10-K filed by the Company with the SEC, and copies of its unaudited balance sheet as of June 30, 2011 (the “Balance Sheet”) and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the three and six month period endedJune 30, 2011 (the “Company Financial Statements”), a copy of which is included in the Company’s Quarterly Report on Form 10-Q for the three month period ended June 30, 2011 filed by the Company with the SEC.  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company Financial Statements.

5.5A

Absence of Certain Changes and Events.

Since the date of the Balance Sheet, there has not been:

(z)

Financial Change.  Any change in the business, operations or financial condition of the Company that would have a material adverse effect on the Company, and there is no reasonable expectation of any change specific to the Company (as opposed to other companies in the Company’s industry) which would have a material adverse effect on the Company.

(a)

Dividends, Etc.  Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company’s capital stock, or any direct or indirect redemption, purchase, or any other acquisition of any such stock.

(b)

Securities.  Any issuance by the Company of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities.

(c)

Loans.  Any loan or advance by the Company to any person, other than as a result of services performed for, or expenses properly and reasonably advanced for the benefit of, customers in the ordinary course of business consistent with past custom and practices.

(d)

Payments to Affiliates.  Any payment of any nature to any Affiliate of the Company, other than payments in the ordinary course of business consistent with past practices to any director, officer or stockholder of the Company.

(e)

Incurrence of Debt.  Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by the Company (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business.

(f)

Creation of Liens.  Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of the Company's properties or assets, except liens for current taxes not yet due and payable.

(g)

Assets.  Any sale, assignment, or transfer of the Company's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to the Company, any capital expenditures or commitments therefor exceeding in the aggregate $500, any damage, destruction or casualty loss exceeding in the aggregate $1,000 (whether or not covered by insurance), or any charitable contributions or pledges.

(h)

Receivables.  Any adjustment or write-off of accounts receivable or reduction in reserves for Accounts Receivable outside of the ordinary course of business.

(i)

Material Contracts.  Any amendment or termination of any contract, agreement, license, or arrangement to which the Company is or was a party or to which any properties or assets of the Company are or were subject, which amendment or termination has had, or may be reasonably expected to have, a material adverse effect on the financial condition, properties, assets, liabilities (accrued, absolute, contingent, or otherwise), or income of the Company, or the business of the Company.

(j)

Compensation.  Any material increase in the compensation payable by the Company to any stockholder of the Company or any of the Company’s employees, directors, independent contractors or agents, except in the ordinary course of business.

(k)

Benefit Plans.  Any adoption, amendment or termination of any employee benefit plan, or material increase in the benefits provided under any of the foregoing, or promise or commitment to undertake any of the foregoing in the future, except in the ordinary course of business or in order to comply with applicable law.

(l)

Accounting.  Any change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company.

(n)

Other Material Changes.  Any other material transaction by the Company outside the ordinary course of business or any other event or condition pertaining to, and adversely affecting the operations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Company, or the business of the Company.

5.6

Absence of Liabilities.  As of the date hereof and as of the date of Closing, the Company does not have and will not have any debts, liabilities, or obligations of any nature, except for legal expenses and costs, stock transfer fees and accounting fees in connection with the.transactions provided for herein.  Legal fees shall not exceed $10,000.  The Company is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise).

5.7

Tax Returns.  Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as “Taxes”) due to, or claimed to be due by, any governmental authority.  The Balance Sheet fully accrues all current and deferred Taxes.  The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.  There is no pending audit inquiry of the Company. As of the date of Closing, the Company will not have any liability for Taxes which has not been paid or noted in the Company Financial Statements.

5.8

Litigation.  There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer or director of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

5.9

Compliance with Applicable Law.  The Company has complied with all applicable laws, regulations, orders and other requirements of all governmental entities having jurisdiction over it and its assets, properties and operations, except in any case where the failure to comply would not have a material adverse effect on the business, assets or financial condition of the Company.  The Company has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any governmental entity, applicable to the Company or any of its assets, properties or operations.

5.10

Contracts and Agreements.  The Company is not a party to or bound by nor are any of its properties and assets subject to any contract, instrument, lease, license, agreement, guaranty, commitment or undertaking.

5.11

Employees; Employee Plans.  The Company is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock purchase, or incentive plan or agreement.

5.12

No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or bylaws of the Company, as amended, any agreement, contract, instrument, lease, license, agreement or undertaking to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets or properties are subject.

5.13

Consent.  The Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any Person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, other than (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company.

5.14

Stockholder List.  A complete and accurate list of the stockholders of record of the Company will be delivered to FDLLC prior to the Closing.

5.15

Registration Rights.  No Person has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration statement.

5.16

Compliance with Securities Laws.

The Company has filed all forms, reports, statements and other documents required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) through the date hereof, including, without limitation, all Annual Reports on Form 10-K, all Quarterly Reports on Form 10-Q or Form 10-Q, all proxy statements relating to meetings of shareholders (whether annual or special), all Reports on Form 8-K and all required Registration Statements (all such filings being referred to hereinafter as the "SEC Reports").  All of the SEC Reports are true and correct in all material respects and such filings have not included any material misstatement or omitted to state any fact which a reasonable investor would deem to be material.  The Company shall deliver to FDLLC as soon as possible after the date hereof (a) a balance sheet of the Company as of June 30, 2011, and a statement of expenses for the Company for the three and six month periods ending June 30, 2011 (the preceding financial statements are referred to hereinafter as the “Second Quarter Financials”), (b) an unaudited interim trial balance sheet (the “Trial Balance Sheet”) of the Company dated within two days prior to the date of Closing, and (c) an unaudited interim trial statement of income (the “Trial Statement of Expenses”) for the Company for the periods beginning July 1, 2011 and ending within two days prior to the date of Closing.  The Second Quarter Financials, the Trial Balance Sheet and the Trial Statement of Expenses shall fully and fairly set forth the financial position of the Company as of the dates thereof and the results of operations for the periods indicated and shall have been prepared in accordance with accounting principles applied on a consistent basis.

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied (“GAAP”), to maintain asset accountability and to provide reasonable assurance regarding the reliability of financial reporting, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to collect such accounts, notes and receivables on a timely basis. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

Neither the Company, nor any officer or employee (including any employee director) of the Company, and, to the knowledge of the Company, no non-employee director, auditor, accountant, attorney or representative of the Company has received or otherwise had or obtained knowledge of (i) any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

No attorney representing the Company, whether or not employed by the Company, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents.

5.17

Investment Company.  The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

5.18

Finder's Fees; Certain Expenses.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company, the Control Shareholder and their counsel directly with Soffa and FDLLC and their counsel, without the intervention of any other person as the result of any act of any of them, and as far as is known to the Control Shareholder, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payment.

5.19

Transactions with Affiliated Parties.  There are no transactions currently engaged in between the Company and any party affiliated with the Company (other than transactions inherent in the normal capacities of stockholders, officers, directors, or employees).  Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no party affiliated with the Company has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of the Company.

5.20

Untrue Statements.  This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by the Company or the Control Shareholder or any of its or her representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

5.A

REPRESENTATIONS AND WARRANTIES OF FDLLC

FDLLC represents and warrants to the Company and the Control Shareholder as follows:

5A.1

Authority.  FDLLC has all requisite entity power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by all necessary entity action on the part of FDLLC.  This Agreement has been duly executed and delivered by FDLLC and constitutes the valid and binding obligation of FDLLC, enforceable in accordance with its terms.

5A.2

Organization.

5A.2(a)

FDLLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California; has the entity power and authority to carry on its business as presently conducted; and is qualified to do business as a foreign entity and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of FDLLC.

5A.2(b)

The copies of the Articles of Organization, and all amendments thereto, of FDLLC, as certified by the Secretary of State of California, and the operating agreement of FDLLC and all amendments thereto, as certified by the Secretary of FDLLC, which will be delivered to the Company for examination prior to the Closing, are complete and correct copies of the Articles of Organization and operating agreement of FDLLC in effect on the date hereof.  All minutes of meetings and actions in writing without a meeting of the Board of Managers and members of FDLLC are contained in the minute book of FDLLC, which will be delivered to FDLLC’s present management for examination prior to the Closing, and no minutes or actions in writing without a meeting will be included in such minute book since delivery to FDLLC’s present management will also be delivered at Closing.  The minute book of FDLLC contains complete and accurate records of all meetings and other entity actions of its Managers and members.

5A.3

Capitalization.

5A.3(a)

Interests are percentage ownership interests and are not units of limited company membership interest or the like.  All of the issued and outstanding Interests of FDLLC are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, FDLLC’s charter documents or operating agreement or any agreement to which FDLLC is a party or by which it is bound, and were offered and sold in compliance with applicable state and Federal securities laws.

5A.3(b)

There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever to which FDLLC is a party or by which it is bound obligating FDLLC to issue, deliver or sell, or cause to be issued, sold or delivered, additional Interests or obligating FDLLC to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

5A.4

Equity Investments.  FDLLC does not own any capital stock or have any interest in any corporation, partnership, or other form of business entity.

5A.5A

Financial Statements.  FDLLC will deliver financial statements in suitable form for inclusion in the required Form 8-K prior to the Closing (the “FDLLC Financials”).  Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of FDLLC at the dates and for the periods covered by FDLLC Financial Statements.

5A.6

Absence of Liabilities.  As of the date hereof and as of the date of Closing, FDLLC does not have and will not have any debts, liabilities, or obligations of any nature, except for legal expenses and costs, stock transfer fees and accounting fees in connection with this transaction.

5A.7

Tax Returns.  Within the times and in the manner prescribed by law, FDLLC has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as “Taxes”) due to, or claimed to be due by, any governmental authority.  The Balance Sheet fully accrues all current and deferred Taxes.  FDLLC has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.  As of the date of Closing, FDLLC will not have any liability for Taxes which has not been paid or noted in FDLLC Financial Statements.

5A.8

Litigation.  There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against FDLLC affecting any of its properties or assets or, to the knowledge of FDLLC, against any officer or director of FDLLC that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of FDLLC or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against FDLLC having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

5A.9

Compliance with Applicable Law.  FDLLC has complied with all applicable laws, regulations, orders and other requirements of all governmental entities having jurisdiction over it and its assets, properties and operations, except in any case where the failure to comply would not have a material adverse effect on the business, assets or financial condition of FDLLC.  FDLLC has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any governmental entity, applicable to FDLLC or any of its assets, properties or operations.

5A.10

Contracts and Agreements.  FDLLC is not a party to or bound by nor are any of its properties and assets subject to any material contract, instrument, lease, license, agreement, guaranty, commitment or undertaking except as may be disclosed in that certain Private Placement Memorandum, dated March 20, 2011 and delivered to the Company (the “PPM”).

5A.11

Employees; Employee Plans.  Except as may be disclosed in the PPM, FDLLC is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock purchase, or incentive plan or agreement.

5A.12

No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Organization or operating agreement of FDLLC, as amended, any agreement, contract, instrument, lease, license, agreement or undertaking to which FDLLC is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which FDLLC is bound or to which it or any of its assets or properties are subject.

5A.13

Consent.  FDLLC is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any Person is required to be obtained by FDLLC in connection with the execution and delivery of this Agreement, other than (a) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on FDLLC.

5A.14

Member List.  A complete and accurate list of the Members of record of FDLLC will be delivered to the Company prior to the Closing.

5A.15A  Registration Rights.  No Person has demand or other rights to cause FDLLC to file any registration statement under the Securities Act of 1933 relating to any securities of FDLLC or any right to participate in any such registration statement.

5A.16

Compliance with Securities Laws.

5A.16(a)  The PPM, when written, was true accurate and complete in all material respects and did not omit to state a fact necessary to make the information contained therein, not misleading.

5A.16(b)  No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against FDLLC.

5A.16(c)  FDLLC has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

5A.16(d)  FDLLC is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, FDLLC from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

5A.16(e)  FDLLC does not have a class of securities registered under and is not subject to Section 12(g) of the Securities Exchange Act of 1934.

5A.17

Investment Company.  FDLLC is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither FDLLC nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

5A.18  Intellectual Property.  FDLLC is the owner in fee simple absolute of all of the intellectual property used in its business, except as may be disclosed in the PPM.

5A19 Super 8-K.   FDLLC will submit a draft of the Super 8-K required to be filed in connection with this transaction on or prior to the date of the Closing

6.

COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE COMPANY

During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that FDLLC shall otherwise consent in writing) that:

6.1

Ordinary Course.  The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.

6.2

Dividends; Changes in Stock.  The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

6.3

Issuance of Securities.  The Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

6.4

Governing Documents.  The Company shall not amend its Articles of Incorporation or Bylaws.

6.5

No Contracts or Undertakings.  The Company shall not become a party to or become bound by or agree to become a party to or become bound by any contract, instrument, lease, license, agreement, commitment or undertaking.

6.6

 No Obligations or Liabilities.  The Company shall not incur or agree to incur any amount of long or short-term debt for money borrowed, or indemnify or agree to indemnify others, or incur or agree to incur any debts, obligations or liabilities whatsoever.

7.

ADDITIONAL AGREEMENTS

7.1

Access to Information.   The Company and FDLLC shall each afford to the other and shall cause its independent accountants to afford to each other, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning the business and operations of each other, as the other party  may reasonably request, provided that FDLLC shall not be required to disclose any information which he is legally required to keep confidential.  Neither party will use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and each party will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason each party shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the other party, and any copies made of such documents, extracts and copies thereof.

7.2

Communications.  Between the date hereof and the Closing Date, neither FDLLC nor the Company will, without the prior written approval of the other, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

7.3

No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement; neither Company nor FDLLC shall cause their respective shareholders, officers, directors, employees and other agents to directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of itself, other than in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall immediately advise the other party of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

7.4

Public Announcements.  FDLLC and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the written consent of the other party.

7.5

Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a)

any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)

any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)

any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3,4, 5 and 5A (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

7.6

Reasonable Efforts.  After the date hereof and until the Closing or the termination of this Agreement in accordance with Article 10, the parties hereto shall use all reasonable efforts to cause all conditions to Closing within their power to be satisfied on or prior to August 31, 2011 (the "Latest Closing Date").

7.7

Cooperation.  The Control Stockholder hereby agrees, without any additional consideration other than the assignment of the Interests provided for herein, to assist the Company in any manner in which the Company may reasonably request the Control Stockholder’s assistance in connection with the preparation of the Company’s Quarterly Reports on Form 10-Q for the quarters ending June 30, 2011 and September 30, 2011, and the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, in all cases only with respect to financial transactions occurring prior to Closing.

7.8

Waiver of Claims and Release.  The Control Stockholder, on her own behalf and behalf of each of her affiliates, hereby waives in all respects any and all claims or rights any such person may have in any capacity, including by not limited to, as a director, officer, employee, consultant, stockholder or agent, against the Company that now exist or which arose or could arise from any circumstances now existing or which existed at any time prior to the Closing and hereby grants a full and complete release of the Company from same and all liabilities and obligations relating thereto; provided however, that such waiver and release shall not apply to any rights which such person may be entitled to under the specific terms of this Agreement.

8.

CONDITIONS PRECEDENT

8.1

Conditions to Obligations of Soffa, FDLLC and each other Member.  The obligations of Soffa, FDLLC and each other Member to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by FDLLC:

(a)

Representations and Warranties of the Company.  The representations and warranties of the Company as set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing and FDLLC shall receive a certificate of Companythe Control Stockholder to such effect.

(b)

Additional Closing Documents.  FDLLC shall have received the following documents and instruments:

(1)

Certified resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company  of its obligations hereunder;

(2)

A current list of the Company’s stockholders certified by the Company’s stock transfer agent; and

(3)

Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by FDLLC.

(c) the nominees of FDLLC shall have been elected officers and directors of the Company; and

(d)  The business, legal, technical and financial due diligence of the Company's business shall have been completed and shall be satisfactory to FDLLC in its sole discretion.

8.2

Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions unless waived by the Company:

(a)

Representations and Warranties of FDLLC.  The representations and warranties of FDLLC set forth herein shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and the Company and shall have received a certificate signed by an executive officer of FDLLC to such effect.

(b)

A certificate, signed by the principal officers of FDLLC to the effect that the representations of FDLLC are true and correct and offering to indemnify the Company and its present shareholders for any breach thereof.

(c)

Additional Closing Documents.  The Company shall have received the following documents and instruments:

(1)

Certified resolutions of FDLLC's Managers  authorizing the execution and delivery of this Agreement and the performance by FDLLC of its obligations hereunder;

(2)

A current list of FDLLC's members certified by FDLLC's stock transfer agent, or if there is none, by the officers or managers of FDLLC; and

(3)

Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

9.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION

9.1

Survival..  The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date.  Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties’ obligations hereunder.  Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

9.2

Indemnification by Control Stockholder.  The Control Stockholder shall protect, indemnify and hold Soffa, each other Member and FDLLC harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement or any agreement made by the Company in this Agreement.

9.3

Indemnification by Soffa.  Soffa shall protect, indemnify and hold the Company and the Control Stockholder harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by Soffa as to Soffa’s self in this Agreement.

9.4

Indemnification by FDLLC.  FDLLC shall protect, indemnify and hold the Company and the Control Stockholder harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

9.5   The Indemnification obligations set forth herein shall expire two years from the date of the Closing.

10.

TERMINATION

10.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)

by mutual written consent of FDLLC, the Control Stockholder and the Company;

(b)

by the Company or the Control Stockholder if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by FDLLC if the Closing has not occurred before the end of business hours on the Latest Closing Date, other than due to a breach of this Agreement by the Company of the Control Stockholder, or if any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from the Company in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.; or

(c)

by FDLLC if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company or the Control Stockholder, if the Closing has not occurred before the end of business hours on the Latest Closing Date, other than due to a breach of this Agreement by FDLLC  or any Member, or if any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from FDLLC or any Member in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.

10.2

Effect of Termination.  Termination of this Agreement in accordance with Section 10.1 may be effected by written notice from either FDLLC, the Controll Stockholder  or the Company, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

11.

MISCELLANEOUS

11.1

Further Assurances.  From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

11.2

Payment of Fees and Expenses.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.3

Parties in Interest.  Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

11.4

Entire Agreement; Amendments.  This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

11.5

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6

Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

11.7

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as they are applied to contracts executed, delivered and to be performed entirely within such state.

11.9

Person.  For purposes of this Agreement, the term “Person” shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

11.10

Notices.  Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested.  If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt.  If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as set forth on the signature page of this agreement, in all cases with a copy to:

Frank J Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

11.11

Payment of Expenses.

FDLLC and the Company shall each bear their own fees and expenses (including legal fees) incurred incident to the preparation and carrying out of the transactions contemplated herein.

12.

APPOINTMENT OF AGENT

Control Stockholder hereby irrevocably constitute and appoint Frank J. Hariton as her true and lawful attorney (the “Agent”) with full right and power in their names and stead to take any and all action by and on behalf of her necessary or desirable to consummate the transactions contemplated by this Agreement.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

Silverhill Management Services, Inc.

a Delaware corporation

By:  /s/ Emily Lussier

Emily Lussier, President

Address:

21 Merrimac Way, Unit B Tyngsboro, MA 01879

/s/ Emily Lussier

Emily Lussier, individually

21 Merrimac Way, Unit B

Tyngsboro, MA 01879

Fuel Doctor, LLC

By:  /s/ Mark H. Soffa

Mark H. Soffa, President and CEO

Address:

4766 Park Granada – Suite 112

Calabassas, CA 91302

/s/ Mark H. Soffa

Mark H. Soffa, individually

Address:

 4766 Park Granada – Suite 112

Calabassas, CA 91302